Exhibit 99.2

MERCK & CO., INC., RAHWAY, N.J., USA

CONSOLIDATED STATEMENT OF OPERATIONS - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2026	2025					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
Sales	$16,286	$15,529	$15,806	$17,276	$16,400	$65,011	5%

Costs, Expenses and Other
Cost of sales	4,195	3,419	3,557	3,855	5,551	16,382	23%
Selling, general and administrative	2,700	2,552	2,649	2,633	2,898	10,733	6%
Research and development	12,592	3,621	4,048	4,234	3,886	15,789	*
Restructuring costs	195	69	560	47	213	889	*
Other (income) expense, net	138	(35)	(7)	(238)	432	151	*
(Loss) Income Before Taxes	(3,534)	5,903	4,999	6,745	3,420	21,067	*
Income Tax Provision	709	818	571	958	458	2,804
Net (Loss) Income	(4,243)	5,085	4,428	5,787	2,962	18,263	*
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(3)	6	1	2	(1)	9
Net (Loss) Income Attributable to Merck & Co., Inc., Rahway, N.J., USA	$(4,240)	$5,079	$4,427	$5,785	$2,963	$18,254	*

(Loss) Earnings per Common Share Assuming Dilution (1)	$(1.72)	$2.01	$1.76	$2.32	$1.19	$7.28	*

Average Shares Outstanding Assuming Dilution (1)	2,472	2,531	2,513	2,498	2,488	2,507
Tax Rate	-20.1%	13.9%	11.4%	14.2%	13.4%	13.3%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Because the Company recorded a net loss in the first quarter of 2026, no potential dilutive common shares were used in the computation of loss per common share assuming dilution as the effect would have been anti-dilutive.

MERCK & CO., INC., RAHWAY, N.J., USA

FIRST QUARTER 2025 GAAP TO NON-GAAP RECONCILIATION

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

	GAAP	Acquisition-and Divestiture-Related Costs (1)		Restructuring Costs (2)		(Income) Loss from Investments in Equity Securities		Adjustment Subtotal	Non-GAAP
First Quarter
Cost of sales	$3,419	620		36				656	$2,763
Selling, general and administrative	2,552	23						23	2,529
Research and development	3,621	7						7	3,614
Restructuring costs	69			69				69	–
Other (income) expense, net	(35)	(3)				(107)		(110)	75
Income Before Taxes	5,903	(647)		(105)		107		(645)	6,548
Income Tax Provision (Benefit)	818	(117	)(3)	(18	)(3)	22	(3)	(113)	931
Net Income	5,085	(530)		(87)		85		(532)	5,617
Net Income Attributable to Merck & Co., Inc., Rahway, N.J., USA	5,079	(530)		(87)		85		(532)	5,611
Earnings per Common Share Assuming Dilution	$2.01	(0.21)		(0.03)		0.03		(0.21)	$2.22

Tax Rate	13.9%								14.2%

Only the line items that are affected by non-GAAP adjustments are shown.

The Company is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing non-GAAP information enhances investors’ understanding of the Company’s results because management uses non-GAAP measures to assess performance. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pretax income metric. The non-GAAP information presented should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

(1) Amounts included in cost of sales primarily reflect expenses for the amortization of intangible assets. Amounts included in selling, general and administrative expenses reflect integration, transaction and certain other costs related to acquisitions and divestitures. Amounts included in research and development expenses reflect the amortization of intangible assets.

(2) Amounts primarily include employee separation costs, accelerated depreciation and asset impairments associated with facilities to be closed or divested related to activities under the Company's formal restructuring programs.

(3) Represents the estimated tax impacts on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments.

MERCK & CO., INC., RAHWAY, N.J., USA
FRANCHISE / KEY PRODUCT SALES
FIRST QUARTER 2026
(AMOUNTS IN MILLIONS)
(UNAUDITED)
Table 3a

	Global			U.S.			International
	1Q 2026	1Q 2025	% Change	1Q 2026	1Q 2025	% Change	1Q 2026	1Q 2025	% Change
TOTAL SALES (1)	$16,286	$15,529	5	$9,164	$8,522	8	$7,122	$7,007	2
PHARMACEUTICAL	14,349	13,638	5	8,512	7,927	7	5,837	5,711	2
Oncology
Keytruda	7,906	7,205	10	4,599	4,308	7	3,307	2,897	14
Keytruda Qlex	128		-	106		-	21		-
Alliance Revenue – Lynparza (2)	341	312	9	149	145	3	192	168	15
Alliance Revenue – Lenvima (2)	256	258	-1	176	186	-5	80	72	11
Welireg	199	137	45	152	123	24	47	15	*
Alliance Revenue – Reblozyl (3)	148	119	25	128	101	27	20	18	11
Vaccines (4)
Gardasil/Gardasil 9	1,069	1,327	-19	485	536	-10	585	790	-26
ProQuad/M-M-R II/Varivax	538	539	0	409	423	-3	129	116	11
RotaTeq	206	228	-10	165	164	0	42	64	-35
Vaxneuvance	202	230	-12	123	139	-11	78	92	-15
Capvaxive	142	107	33	118	106	11	23	1	*
Enflonsia	1		-	-1		-	3		-
Cardiometabolic & Respiratory
Winrevair	525	280	88	477	268	78	48	12	*
Ohtuvayre	131		-	131		-
Alliance Revenue - Adempas/Verquvo (5)	109	106	3	109	97	12		9	-100
Adempas (6)	78	68	15				78	68	15
Infectious Diseases
Bridion	472	441	7	427	378	13	45	63	-29
Prevymis	272	208	31	135	102	32	138	106	30
Zerbaxa	82	70	17	52	42	22	30	28	9
Delstrigo	75	67	12	10	15	-34	65	52	26
Isentress/Isentress HD	59	90	-34	35	51	-31	24	39	-38
Dificid	34	83	-59	24	72	-67	10	11	-10
Lagevrio	28	102	-73	16	35	-54	12	67	-83
Diabetes
Januvia	367	549	-33	252	344	-27	116	204	-43
Janumet	207	247	-16	68	65	5	139	182	-23
Other Pharmaceutical (7)	774	865	-11	167	227	-26	605	637	-5
ANIMAL HEALTH	1,791	1,588	13	519	502	3	1,272	1,086	17
Livestock	1,064	924	15	211	194	9	853	730	17
Companion Animal	727	664	9	308	308	0	419	356	18
Other Revenues (8)	146	303	-52	133	93	43	13	210	-94

*200% or greater

Sum of U.S. plus international may not equal global due to rounding.

(1) Only select products are shown.

(2) Alliance Revenue represents the Company's share of profits, which are product sales net of cost of sales and commercialization costs.

(3) Alliance Revenue represents royalties.

(4) Total Vaccines sales were $2,314 million and $2,607 million on a global basis in the first quarter of 2026 and 2025, respectively.

(5) Alliance Revenue represents the Company's share of profits from sales in Bayer's marketing territories, which are product sales net of cost of sales and commercialization costs.

(6) Net product sales in the Company's marketing territories.

(7) Includes Pharmaceutical products not individually shown above. Also reflects total alliance revenue for Koselugo of $161 million and $44 million on a global basis in the first quarter of 2026 and 2025, respectively.

(8) Other Revenues are comprised primarily of revenues from third-party manufacturing arrangements and miscellaneous corporate revenues, including revenue-hedging activities. Other Revenues related to the receipt of milestone payments for out-licensed products were $132 million and $95 million in the first quarter of 2026 and 2025, respectively.

MERCK & CO., INC., RAHWAY, N.J., USA

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2026	2025					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$14,349	$13,638	$14,050	$15,611	$14,843	$58,142	5

United States	8,512	7,927	8,328	9,493	8,662	34,409	7
% Pharmaceutical Sales	59.3%	58.1%	59.3%	60.8%	58.4%	59.2%
Europe (1)	2,725	2,384	2,551	2,675	2,839	10,449	14
% Pharmaceutical Sales	19.0%	17.5%	18.2%	17.1%	19.1%	18.0%
Latin America	624	589	654	691	644	2,578	6
% Pharmaceutical Sales	4.3%	4.3%	4.7%	4.4%	4.3%	4.4%
Asia Pacific (other than China and Japan)	569	535	609	593	586	2,323	6
% Pharmaceutical Sales	4.0%	3.9%	4.3%	3.8%	4.0%	4.0%
Japan	535	651	604	693	684	2,632	-18
% Pharmaceutical Sales	3.7%	4.8%	4.3%	4.4%	4.6%	4.5%
Eastern Europe/Middle East/Africa	413	435	451	365	348	1,598	-5
% Pharmaceutical Sales	2.9%	3.2%	3.2%	2.3%	2.3%	2.7%
China (2)	353	668	407	377	364	1,816	-47
% Pharmaceutical Sales	2.5%	4.9%	2.9%	2.4%	2.5%	3.1%
Canada	137	125	135	134	153	547	9
% Pharmaceutical Sales	1.0%	0.9%	1.0%	0.9%	1.0%	0.9%
Other	481	324	311	590	563	1,790	48
% Pharmaceutical Sales	3.3%	2.4%	2.1%	3.9%	3.8%	3.2%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Europe represents all European Union countries, the European Union accession markets and the United Kingdom.

(2) Gardasil/Gardasil 9 sales in China were $0 million and $193 million in the first quarter of 2026 and 2025, respectively.

MERCK & CO., INC., RAHWAY, N.J., USA

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q26	1Q25
Interest income	$(35)	$(109)
Interest expense	479	313
Exchange losses	38	90
Income from investments in equity securities, net (1)	(168)	(90)
Net periodic defined benefit plan (credit) cost other than service cost	(134)	(148)
Other, net	(42)	(91)
Total	$138	$(35)

(1) Includes net realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds. Unrealized gains and losses from investments that are directly owned are determined at the end of the reporting period, while gains and losses from ownership interests in investment funds are accounted for on a one quarter lag.